EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

COPsync, Inc.

We consent to the reference to our firm under the caption “Experts” in this Post-Effective Amendment No. 1 to Form S-1 (the “Registration Statement”) and related Prospectus of COPsync, Inc. and the incorporation by reference therein of our report, dated March 30, 2016, with respect to the consolidated financial statements of COPsync, Inc., which is part of this Registration Statement.

/s/PMB Helin Donovan, LLP

Dallas, Texas
April 20, 2016